UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2020

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code    (585) 678-7100

                                            Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, effective December 11, 2019, Constellation Brands, Inc. (“Constellation”) and E. & J. Gallo Winery (“Gallo”) executed a binding letter agreement (the “Nobilo Binding Letter Agreement”) pursuant to which they irrevocably agreed that, upon the timing set forth in the Nobilo Binding Letter Agreement, they would execute and deliver an asset purchase agreement pursuant to which Gallo would acquire Constellation’s Nobilo wine brand and certain related assets and liabilities (the “Nobilo Transaction”), such asset purchase agreement to be in the form appended to the Nobilo Binding Letter Agreement (the “Form of Nobilo Asset Purchase Agreement”), subject only to such additions, deletions, and modifications thereto (including its Ancillary Documents, as such term was defined in the Nobilo Binding Letter Agreement) as may be necessary to complete missing terms contemplated thereby to be completed by Constellation and Gallo or to correct scrivener’s errors. Effective May 22, 2020, Constellation and Gallo amended the Nobilo Binding Letter Agreement to (a) provide for certain changes to the Form of Nobilo Asset Purchase Agreement, including the definitions of “Closing Book Value of the Product Inventory” and “Target Closing Book Value of the Product Inventory,” the schedules thereto and an ancillary agreement attached as an exhibit thereto, and (b) extend the timing for execution of the Form of Nobilo Asset Purchase Agreement to a date following execution of that certain Second Amended and Restated Asset Purchase Agreement between Constellation and Gallo (as amended from time to time, the “Second Amended Agreement”) concerning the acquisition by Gallo of a portion of Constellation’s wine and spirits business principally consisting of various brands having a retail price of $11.00 and below, together with related inventory, intellectual property, interests in certain contracts and interests in certain personal and real property, vineyards and facilities located in California, New York and Washington, all as more particularly set out in the Second Amended Agreement (collectively, the “Wine and Spirits Transaction”). As previously reported, Constellation and Gallo executed the Second Amended Agreement effective May 22, 2020.

Effective June 22, 2020, Constellation and Gallo executed an asset purchase agreement with respect to the Nobilo Transaction, in a form substantially consistent with the Form of Nobilo Asset Purchase Agreement, subject to the modifications contemplated by the May 22, 2020 amendment to the Nobilo Binding Letter Agreement (the Form of Nobilo Asset Purchase Agreement, as executed, the “Nobilo Asset Purchase Agreement”). The Nobilo Asset Purchase Agreement terminates the Nobilo Binding Letter Agreement, as amended, in all respects as of the date of the Nobilo Asset Purchase Agreement. Pursuant to the Nobilo Asset Purchase Agreement, Gallo will acquire Constellation’s Nobilo wine brand and certain related assets and liabilities. The Nobilo Asset Purchase Agreement sets out the basis for determination of the Nobilo Transaction’s purchase price, payable in cash, the calculation of which begins at the base amount of $130 million, subject to certain purchase price adjustments. The Nobilo Asset Purchase Agreement contains customary representations, warranties, and covenants for a transaction of this type. In addition, Constellation will perform certain bulk wine storage, cellar processing and packaging services for Gallo upon completion of the Nobilo Transaction. The representations, warranties and covenants contained in the Nobilo Asset Purchase Agreement are made by the parties solely for the benefit of each other and should not be relied upon by any other person. The Nobilo Transaction is subject to regulatory clearances, governmental approvals, and other customary and routine closing conditions. Completion of the Nobilo Transaction is also conditioned upon Constellation and Gallo consummating the Wine and Spirits Transaction.

The foregoing description of the Nobilo Asset Purchase Agreement and of the Nobilo Transaction does not purport to be complete and is qualified in its entirety by reference to the Nobilo Asset Purchase Agreement which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Nobilo Asset Purchase Agreement (the “Filed Agreement”) has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms and is not intended to provide factual information about the parties thereto, or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Filed Agreement were made or will be made (as applicable) only for purposes of that agreement and as of specific dates, are or will be (as applicable) solely for the benefit of the parties to the Filed Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Filed Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. In addition, such representations and warranties were made or will be made (as applicable) only as of the date of the Filed Agreement or such other dates as may be specified in the Filed Agreement. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Filed Agreement, which subsequent information may or may not be fully reflected in Constellation’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

Constellation and Gallo previously entered into the Nobilo Binding Letter Agreement, as amended. Effective as of June 22, 2020, the Nobilo Binding Letter Agreement, as amended, was terminated pursuant to and in connection with the Nobilo Asset Purchase Agreement. See Item 1.01 which is incorporated herein by reference. No early termination penalties were incurred as a result of the termination of the Nobilo Binding Letter Agreement.

Item 9.01	Financial Statements and Exhibits.

For the exhibit that is filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, SUCCESSION OR LIQUIDATION

(2.1)	Asset Purchase Agreement made and entered into as of June 22, 2020, by and between Constellation Brands, Inc. and E. & J. Gallo Winery regarding the Nobilo Transaction (filed herewith). *

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits, disclosure schedules and other schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer